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                    Independent Auditors' Consent                 Exhibit (j)(1)

To the Board of Trustees of
         INTRUST Funds Trust:

We consent to the incorporation by reference of our report dated December 22, 1998 and to the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information included herein.

KPMG LLP

Columbus, Ohio
March 5, 1999